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                                                                     EXHIBIT 8.1
                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              ONE NEW YORK PLAZA
                        NEW YORK, NEW YORK  10004-1980
                                 212-859-8000
                               FAX 212-859-4000

                                                            WRITER'S DIRECT LINE
July 29, 1997                                                    212-859-8171
                                                            (FAX:  212-859-8588)

Countrywide Home Loans, Inc.
Countrywide Credit Industries, Inc.
4500 Park Granada
Calabasa, CA  91302

Ladies and Gentlemen:


     We have acted as your special counsel in connection with the Prospectus and
Prospectus Supplement dated              , 1997 (the "Prospectus Supplement")
pertaining to your Registration Statement on Form S-3 (File Nos. 333-31529 and 333-31529-01)(the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed today with the Securities and Exchange Commission, with respect to the public offering of Medium-Term Notes, Series F, of Countrywide Home Loans, Inc. (the "Notes").

     We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Prospectus Supplement captioned "Certain Federal Income Tax Considerations," to the extent that such statements constitute statements of law, reflect our opinion regarding the material federal income tax consequences of the purchase, ownership, and disposition of the Notes. No opinion is expressed on matters other than those specifically referred to herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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Countrywide Home Loans, Inc.
Countrywide Credit Industries, Inc.          2                  July 29, 1997



     The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                        Very truly yours,

                            FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                            By:               /s/ Lee S. Parker
                                -----------------------------------------------
                                               Lee S. Parker